Exhibit 4.1

WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 7, 2026.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT IN THE CASE OF PARAGRAPH (C) OR (D), SUCH OFFER, SALE OR OTHER TRANSFER MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED IS FURNISHED BY COUNSEL TO THE COMPANY. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER
4:00 PM (EASTERN TIME) ON NOVEMBER 6, 2028

VERSES AI INC

(the “Company”)

Warrant No. 2026-11-02

Issue Date: November 6, 2025

Issued under the authority of a resolution of the board of directors of the Company passed on the November 3, 2025 (the “Instrument”).

THIS IS TO CERTIFY that SORBIE INVESTMENTS LLP of 9th Floor, 107 Cheapside, London EC2V 6DN United Kingdom (the “Holder”) is the registered holder of a Warrant to subscribe for 616,667 Warrant Shares at any time on or before 4:00 p.m.( Eastern time) on November 6, 2028 (the “Expiry Date”) at a price of C$7.00 per Warrant Share, subject to the conditions endorsed on this certificate (the “Conditions”). The Warrant is issued pursuant to, and in accordance with, the Instrument and is subject to the Conditions.

After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

[the remainder of the page is left intentionally blank]

IN WITNESS this Certificate has been executed and delivered as a deed on the date first below written.

Dated 6th day of November 2025

EXECUTED as a DEED by	)
VERSES AI INC	)
acting by	)
Gabriel Rene	)	/s/ Gabriel Rene
in the presence of:
Witness signature:
Name (print):
Address:

Occupation:

NOTES:

1.	Subject to applicable Canadian securities law, the Warrants are transferable.

2.	No transfer of any part of the Warrant represented by this Certificate will be registered unless it is accompanied by this Certificate and delivered to the Company’s head office.

3.	Where the context so admits, terms defined in the Conditions shall have the same meanings when used herein.

SCHEDULE 1

CONDITIONS

1.	Interpretation

1.1	In these Conditions, unless the context otherwise requires, the following expressions have the following meanings:

“Adjustment Event” means any issue of Shares at a price less than the Subscription Price, any reduction of the Company’s share capital, share premium account or capital redemption reserve involving the repayment of money to shareholders of the Company, or the entering into any scheme of arrangement requiring the consent of the court or the purchase or the redemption of any share capital or the reduction of any uncalled liability in respect thereof or the cancellation of any unissued shares and every issue by way of capitalisation of profits or reserves and every rights issue, and the consolidation, subdivision or reduction of capital or other reconstruction or adjustment relating to the equity share capital and any amalgamation or reconstruction affecting the equity share capital (or any shares, stocks or securities derived from them) of the Company or any other equity-like instrument such as exploding loans or other synthetic instruments designed to disenfranchise or otherwise give participating investors a preferential return ahead of non-participating equity investors and which adversely impacts the value of the equity shares in the Company;

“Affiliates” means in respect of a company, any business entity from time to time directly or indirectly controlling, controlled by, or under common control with, a shareholder of such a company;

“Board” means the board of Directors or any duly appointed committee of it for the time being;

“Business Day” means a day, except a Saturday or Sunday, on which banks are generally open for business in the City of London and Vancouver, British Columbia;

“Certificates” means the certificates constituting the Warrants substantially in the form set out in Schedule 1 and “Certificate” shall mean any one of them;

“Conditions” means the conditions subject to, and with the benefit of, which the Warrants shall be held, as set out in this Schedule;

“Constitution” means the Company’s constating documents, including the Company’s Notice of Articles and Articles, (as the same may be amended from time to time);

“Directors” means the directors of the Company from time to time;

“Encumbrances” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

“Exercise Notice” means the completed notice of exercise of the Warrant substantially in the form set out in Schedule 3;

“Exercise Period” means the period commencing on the Issue Date and ending on the third anniversary of the Issue Date;

“Group” means the Company, its subsidiaries, any holding company of the Company and any subsidiary of any such holding company from time to time and “Group Company” shall be construed accordingly;

“Holders” means the persons from time to time entered in the Register as the holders of the Warrants and including their personal representatives;

“Holder Majority” means one or more Holders who hold Warrants conferring not less than 75% of the Subscription Rights then outstanding (measured in terms of the number of Warrant Shares which would fall to be issued if such Subscription Rights were all simultaneously exercised in full);

“Instrument” means the instrument constituting the Warrants (including any Schedule or annexure to it and any document in agreed form);

“Issue Date” means the date of issue by the Company to the Holder of the relevant Warrants;

“Recognised Investment Exchange” means a recognised investment exchange (within the meaning thereof given for the purposes of section 285 of the UK Financial Services and Markets Act 2000, which shall include the Canadian Securities Exchange);

“Register” means the register of persons for the time being entitled to the benefit of the Warrants to be maintained pursuant to the Conditions;

“Shares” means all shares in the capital of the Company from time to time, of whatever class, each having the rights and being subject to the restrictions as set out in the Constitution;

“Subscription Price” means C$7.00 per Warrant Share;

“Subscription Rights” means the rights conferred by a Warrant and in accordance with the provisions of clause 3 of the Instrument;

“Warrant” means the right granted to a Holder to subscribe for such number of Warrant Shares as constituted by the Instrument and these Conditions and “Warrants” shall be the aggregate rights granted to all Holders for the time being;

“Warrant Shares” means the common shares in the capital of the Company to be issued on the exercise of any Subscription Rights; and

“Winding-Up” means any of the following events to have commenced: (i) if an order is made or an effective resolution passed for the winding up or dissolution of any Group Company (other than a winding up for the purposes of amalgamation or reconstruction) whether voluntarily or involuntarily; or (ii) if an encumbrancer takes possession or an administrator, receiver or administrative receiver is appointed over the whole or a material part of the assets or undertaking of any Group Company (and for this purpose a part of the assets or undertaking shall be material if the value thereof exceeds 10% of the value of the gross assets of the Group all as determined by reference to the latest published consolidated audited accounts of the Company subject to any adjustments as the Company’s auditors for the time being (acting as experts and not as arbitrators) may consider necessary); or (iii) if the Company stops payment of its debts or ceases or threatens to cease to carry on its business or the greater part of its business; or (iv) if the Company is unable to pay its debts as and when they fall due; or (v) the passing of a resolution for a solvent winding-up of the Company.

In these Conditions (unless the context requires otherwise):

(a)	this Schedule shall also be deemed to include the Instrument and all other Schedules and words and expressions used in the Instrument and each of the other Schedules shall have the same meaning as set out in this Schedule;

(b)	references to clauses, Schedules, Conditions are references to clauses, schedules and Conditions of the Instrument and all Schedules;

(c)	words denoting persons shall include corporations and firms;

(d)	references to any statute or statutory provision include a reference to that statute or statutory provision as from time to time amended, extended or re-enacted; and

(e)	clauses, Condition headings and the contents page are for convenience only and shall not affect the interpretation or construction of this Schedule.

2.	Warrants

2.1	The Warrants shall be issued subject to the terms of the Instrument, the Constitution and these Conditions, which are binding upon the Company and each Holder.

2.2	The Warrants shall be issued free from all Encumbrances in registered form, the Company shall treat each such Holder as the absolute owner of the Warrants issued to him and accordingly the Company shall not be bound to recognise any equitable or other claim to or interest in such Warrants on the part of any other person.

2.3	Each Holder shall be entitled to a Certificate that shall be substantially in the form set out in Schedule 1.

2.4	The Instrument and Conditions shall, subject to its terms, enure for the benefit of all Holders, each of whom may sue for the performance or observance of the provisions of these Conditions and so far as his holding of the Warrants is concerned.

3.	Exercise of Warrants

3.1	Subject to Condition 3.2, the Subscription Rights conferred by a Warrant may be exercised in whole or in part only by the relevant Holder at any time during the Exercise Period by the Holder giving to the Company not less than 10 Business Days’ notice in writing by the Holder completing the Exercise Notice (and which shall state the date of completion or shall be such other date as agreed between the Holder and the Company).

3.2	No exercise of Subscription Rights shall be exercised in the event that a Holder, upon any exercise of Subscription Rights, shall become a holder of a total number of Shares which then aggregated with any Shares beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Shares would be aggregated with the Holder’s exceeds 9.99% of the total number of issued and outstanding Shares. For such purposes, beneficial ownership shall be determined in accordance with the Securities Act (British Columbia) and the national instruments, policy statements, rules and regulations promulgated by the British Columbia Securities Commission. Each delivery of a Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Condition. This Condition shall not restrict the number of Shares which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company. This restriction may not be waived.

3.3	Each Holder shall have the right at any time within the Exercise Period to subscribe for the number of Warrant Shares for which he holds subscription rights at the Subscription Price for each Warrant Share to be issued pursuant to the exercise of the Subscription Rights.

3.4	On or before completion of the exercise of the Subscription Rights, the Holder shall lodge with the Company at its head office for the time being the Holder’s Certificate together with a remittance for the aggregate Subscription Price payable for the Warrant Shares in respect of which Subscription Rights are to be exercised.

3.5	The Company undertakes that, subject to receipt of the Subscription Price for the Warrant Shares in respect of which Subscription Rights are to be exercised upon completion of the exercise of the Warrant(s) by the Holder(s) in accordance with this Condition 3 it shall allot and issue to the Holder(s) the Warrant Shares constituted by such Warrant(s) free from all Encumbrances, shall enter the name of the Holder(s) in the register of shareholders of the Company in respect of the number of Warrant Shares issued to it, and deliver to the Holder(s) a Certificate in respect of such Warrant Shares on the date of issue.

3.6	The Warrant Shares issued on exercise of the Subscription Rights shall rank pari passu with the other Shares of the same class as the Warrant Shares so issued (and shall benefit from all of the same rights attached to those Shares including, but without limitation, as to any liquidation preference) except that the Warrant Shares so allotted will not rank for any dividend or other distribution which has previously been announced or declared if the record date for such dividend or other distribution is prior to the issue date of the relevant Warrant Shares.

3.7	For the avoidance of doubt, the Subscription Rights may be exercised by any Holder at any time and on any one or more occasions during the Exercise Period, and any Exercise Notice or other notice given by a Holder to the Company in relation to the exercise of Subscription Rights may be withdrawn by a Holder provided that no such notice may be withdrawn after the issue of Warrant Shares resulting from the exercise of the Subscription Rights.

3.8	If during the Exercise Period a Winding-Up occurs each Holder shall, in respect of its unexercised Subscription Rights, be treated as if it had fully exercised its outstanding Subscription Rights on the day immediately preceding the happening of the Winding-Up and shall receive out of the surplus assets of the Company available in the liquidation such sum as it would have received if it had been registered as the holder of the number of fully paid Warrant Shares for which it is entitled to subscribe after the deduction from such sum of a sum equal to the Subscription Price in respect of those Warrant Shares.

3.9	To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate will entitle the Holder to receive a whole number of shares.

3.10	Any certificates representing Warrant Shares issued upon exercise of the Warrants and any Warrant Shares issued in exchange for such Warrant Shares, will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF VERSES AI INC. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

3.11	In addition to the legend required in Section 3.10 above, any certificates representing Warrant Shares issued upon exercise of the Warrants prior to the date that is four months and one day after the date of issue of the Warrants, and any Warrant Shares issued in exchange for such Warrant Shares, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF ISSUE OF THE WARRANTS.”

provided that at any time subsequent to the date which is four months and one day after the date of issue of the Warrants, any certificate representing any such Warrant Shares may be exchanged for a certificate bearing no such legend.

4.	Adjustment Events

4.1	If any Adjustment Event shall take place after the date of this Instrument but prior to completion of the exercise of the Warrant, then all the Warrant Shares which shall derive (whether directly or indirectly) from the Warrant shall be deemed to be subject to such Adjustment Event (assuming for the purposes of calculating the adjustment to be made that the warrant had been exercised in full immediately prior to such Adjustment Event) so that references in this Instrument to the Warrant Shares and the Subscription Price shall be appropriately adjusted to take account of such Adjustment Event. For the avoidance of doubt, the issue of shares pursuant to this Warrant Instrument shall not trigger an Adjustment Event.

4.2	Any dispute as to the Adjustment Event and the adjustment to the Warrant Shares and the Subscription Price (if any) shall be referred to the auditors of the Company without delay by the Company (and at the Company’s cost), who shall act as experts and not as arbitrators and their certificate as to the Adjustment Event, Warrant Shares and the Subscription Price (if any) shall be final and binding on the parties.

5.	Company undertakings

5.1	Save with the consent of a Holder Majority, the Company agrees and undertakes to each Holder to procure (so far as it is legally able) that until the earlier of completion of the exercise of the Warrants in full and the expiry of the Exercise Period, it will:

(a)	procure that at all times its directors have all necessary authority to allot and issue sufficient share capital as may be required to satisfy in full all Subscription Rights remaining exercisable;

(b)	procure that at all times its directors have all necessary authority to allot and issue sufficient share capital as may be required to satisfy in full all Subscription Rights remaining exercisable without first having to offer the same to any existing members, whether pursuant to the Constitution or otherwise;

(c)	give immediate notice in writing, with copies of all relevant documentation, of all communications generally with, and resolutions of, the members or creditors of the Company as a whole (or any class of creditors), including without limitation notices convening and minutes of meetings and circulars; and

(d)	upon or as soon as possible after the issue of Warrant Shares apply to the Canadian Securities Exchange upon which the Warrant Shares are listed, on behalf of the Holder for permission to deal in or for listing or quotation for such Warrant Shares or any of the shares into which the Warrant Shares are convertible (as the case may be) and shall use its reasonable endeavours to secure such permission, listing or quotation not later than 30 Business Days after the relevant subscription date.

5.2	Except where otherwise provided under Condition 3, if any offer or invitation is made to any holders of any class of Shares to acquire any of their Shares by way of purchase or pursuant to a scheme of arrangement or if any proposal or arrangement is put to any holders of any class of Shares while the Warrants remain to be exercised in full, the Company shall use its reasonable endeavours to procure that such offer, invitation, proposal or arrangement is made or put (as the case may be) to the Holders and shall notify the Holders in writing in sufficient time (being not less than 10 Business Days’ notice of the happening of such event) to enable each Holder to fully exercise its Subscription Rights and to enable each Holder, at its discretion, to accept such offer or invitation or participate in such proposal or arrangement.

5.3	The Holders shall be entitled to exercise the Subscription Rights conditionally following receipt by them of any offer, invitation, proposal or arrangement made pursuant to Condition 5.2 or following receipt by such Holders of the notice of sale or transfer referred to in Condition 5.2 by delivering a notice (the “Conditional Warrant Notice”) to the Company specifying the number of Warrant Shares in respect of which the Subscription Rights may be exercised to be allotted and indicating that such election to exercise is conditional.

5.4	Except where otherwise provided under Condition 3, if, on a date (or by reference to a record date) on or before the expiry of the Exercise Period, the Company makes any offer or invitation by way of a rights issue or other pre-emptive offer to the holders of the Shares, or if any offer or invitation is made to such holders otherwise than by the Company, then the Company shall notify the Holders in writing in sufficient time (being not less than 10 Business Days’ notice of the happening of such event) to enable the Holders to fully exercise their Subscription Rights and to enable the Holders, at their discretion, to participate in such offer or invitation.

5.5	Each Holder shall be entitled to exercise the Subscription Rights conditionally following receipt by it of any offer, invitation, proposal or arrangement made pursuant to Condition 5.4 or following receipt by such Holder of the aforesaid notice of sale or transfer referred to in Condition 5.4 by delivering a notice (the “Conditional Rights Issue Notice”) to the Company specifying the number of Warrant Shares in respect of which the Subscription Rights may be exercised to be allotted and indicating that such election to exercise is conditional.

5.6	Completion (if it occurs) shall then take place on or prior to the actual date of sale or transfer provided that if the sale or transfer pursuant to Condition 5.2 or the offer or invitation pursuant to Condition 5.4 (as the case may be) does not occur within 60 days of the date of the Conditional Warrant Notice or Conditional Rights Issue Notice (as the case may be), it shall be deemed to be withdrawn and the Warrants and the Subscription Rights shall remain in force and shall be available for subsequent exercise by the Holder at any time during the Exercise Period.

5.7	Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.

6.	Company warranties

6.1	The Company is duly authorised to enter into the Instrument and the obligations of the Company under the Instrument constitute and impose valid legal and binding obligations on the Company fully enforceable in accordance with its terms.

6.2	The Company is duly incorporated and validly existing in all respects under the laws of Province of British Columbia and has the power and authority to own its assets and to carry on its business as it is now being conducted.

7.	Financial Information

The Company shall send to each Holder:

(a)	a copy of its annual audited financial statements and related management’s discussion and analysis upon the public filing of such documents on the System for Electronic Document Analysis and Retrieval (SEDAR) in accordance with applicable Canadian securities laws; and

(b)	copies of every notice of meeting and management information circular at the same time they are issued to a holder of Shares and publicly filed on SEDAR, in accordance with applicable Canadian securities laws.

8.	Certificates

Every Holder will be entitled to a Certificate stating the number of Warrants held by him and every such Certificate shall refer to the Instrument and shall bear a serial number. Joint holders of a Warrant will be entitled only to one Certificate in respect of the Warrant held by them jointly, which will be delivered to the first-named of joint holders.

9.	Lost Certificates

9.1	If a Certificate is defaced, lost, stolen or destroyed it will be replaced at the registered office of the Company for the time being upon payment by the claimant of such reasonable costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require.

9.2	Where a Certificate is required for delivery on any exercise of the Subscription Rights or on any transfer of the Warrants, and the Holder is unable to produce such Certificate, the Directors may waive production of any such Certificate upon production to them of satisfactory evidence of the loss or destruction of such Certificate together with such indemnity as they may require.

10.	Register

10.1	The Company shall at all times cause a register to be maintained at its registered office showing the name and address of each Holder, the Warrants held by the Holder, the Certificate numbers and the date of issue of the Warrants.

10.2	Any change in the name or address of any Holder shall be notified to the Company, which shall cause the Register to be altered accordingly. Each Holder (or any person authorised by such Holder) shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same of any part thereof.

11.	Title to Warrants

11.1	The Company will recognise the registered Holder as the sole absolute owner of the Warrants and (save as may be required by law) the Company shall not be bound to take notice of or to see to the execution of any trust, whether express, implied or constructive, to which the Warrants may be subject, and the receipt by such Holder of the shares on exercise of the relevant Warrants shall be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Warrants. No notice of any trust, express, implied or constructive, shall (except as provided by statute or as required by an order of a court of competent jurisdiction) be entered on the register in respect of any Warrants.

11.2	The Company will not be bound to take notice of or to see the execution of any trust whether express, implied or constructive to which the Warrants may be subject.

12.	Transfers

12.1	The benefit of the Warrants shall enure for the benefit of the successors in title and personal representatives of the Holders.

12.2	Subject to Section 12.3, Warrants and Subscription Rights shall be freely transferable by the Holder on the terms and conditions contained herein and by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form attached here to as Schedule 4.

12.3	The Warrants, Subscription Rights and Warrant Shares received by the Holder upon the exercise of the Warrants may be subject to a hold period as determined by the Securities Act (British Columbia) and/or other applicable securities laws.

13.	Meetings

13.1	The Company may (and shall at the written request of a Holder Majority) at any time convene a meeting of the Holders by not less than 10 Business Days’ notice in writing of it specifying the place, day and hour of the meeting and the terms of any resolution to be proposed at it to the Holders and such meeting shall have power by a resolution passed by a Holder Majority to sanction (subject to the consent of the Company) any modification, abrogation, consent or compromise or any arrangement in respect of the rights of the Holders against the Company, and to assent to any modification, abrogation, consent or compromise or any arrangement of these Conditions. No votes may be taken on a poll.

13.2	The non-receipt by any Holder of or the accidental omission to give to any Holder notice of any such meeting shall not invalidate the proceedings at it.

13.3	A resolution passed at a meeting of the Holders duly convened and held in accordance with the Conditions shall be binding upon each of the Holders whether present or not present at such meeting.

13.4	A resolution signed by Holders constituting a Holder Majority shall (subject to the consent of the Company) be as valid and effectual as if it had been passed at a meeting of the Holders duly convened and held and such resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Holders.

13.5	The quorum at any meeting shall be a Holder Majority and such quorate number shall have the power to pass any resolution. If within fifteen minutes from the time being appointed for any meeting a quorum is not present the meeting shall stand adjourned to such day (not being less than 5 or more than 20 Business Days after the date of the meeting from which such adjournment takes place) and time and place as the Chairman of the Meeting may determine and at the adjourned meeting the Holders present shall form a quorum. Notice of an adjourned meeting shall be given in like manner as for the original meeting and such notice shall state that the Holders present at such meeting whatever the number of the Warrants held or presented by them will constitute a quorum for all purposes.

13.6	For purposes of this Condition, reference to “Holders” shall be deemed to include reference to a single Holder and (subject to the other provisions of this Condition) one person present in person or by proxy shall constitute a quorum.

13.7	After the Issue Date, the Holders and the Company (as applicable) shall execute such documents and take such steps as may reasonably be required to fulfil the provisions of and to give to each Holder the full benefit intended by the Instrument and Conditions.

14.	Notices

14.1	Every Holder shall notify the Company in writing of an address in the United Kingdom to which notices can be sent.

14.2	Every Holder shall be bound by every notice in respect of such Warrants which prior to his name and address being entered on the register of Warrants shall have been duly given to the person from whom he derives his title to such Warrants.

14.3	Any notice to a Party under this Deed shall be in writing signed by or on behalf of the party giving it and shall be served on a party if given personally, left at or sent by prepaid first class post or prepaid recorded delivery or special delivery or email transmission to the address of the other Party set out in the register of Warrants (or email address for the time being shown in the Register) or in the case of the Company at its registered office (or email address for the time being shown in the Register or otherwise notified for such purpose). A notice shall be deemed to have been served at the time of delivery if delivered personally, 48 hours after posting, or 2 hours after transmission if served by email provided that where the deemed time of service is after 6 p.m. on a Business Day or on a day which is not a Business Day, the notice shall be served at 9 a.m. on the next Business Day. The deemed service provisions of this Condition shall not apply to notices served by post if there is a national or local disruption of postal services that affects the giving of the notice.

14.4	In proving service it will be sufficient to prove:

(a)	in the case of personal service, that it was handed to the recipient or delivered to or left in an appropriate place for receipt of letters at its address;

(b)	in the case of a letter sent by post, that the letter was properly addressed, stamped and posted;

(c)	in the case of email, that it was properly addressed and despatched to the email address of the recipient.

14.5	Where a Warrant is held by joint Holders, it shall be sufficient for the Company to have sent notice to the first name appearing in the register of Warrants for such Holders on behalf of all such Holders, and any notice required to be given by the Company to the Holders shall be given to such persons who are entered in the register of Warrants as such Holders and such service shall for all purposes of these presents be deemed duly served and sufficient service of such notice or document on his or her executors or administrators and all persons (if any) jointly interested with him in any such Warrant.

15.	General

15.1	If, at any time, any term or provision in these Conditions shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall, to that extent, be deemed not to form part of these Conditions, but the enforceability of the remainder of these Conditions shall not be affected.

15.2	These Conditions and the rights and obligations of the Company and the Holders shall be subject to the exclusive jurisdiction of the courts of England and shall be governed by and construed in accordance with English law (including as to any non-contractual disputes or claims).

SCHEDULE 2

EXERCISE NOTICE

To:	VERSES AI INC
1111 West Hastings Street,
15th Floor,
Vancouver, British Columbia
Canada
V6E 2J3
Attn: Chief Financial Officer

[DATE]

●, being the registered holder of [a] Warrant[s], give[s] notice to the Company of [its][his] desire to exercise [its] Subscription Rights to subscribe for the number of Warrant Shares at the aggregate Subscription Price both as set out below, in accordance with the provisions of the Instrument and the Conditions. [I][We] enclose [my] [our] payment with this Exercise Notice together with our Warrant Certificate.

Number of Warrant Shares: ●

Aggregate Subscription Price: C$●

Name of proposed allottee: ●

Address of proposed allottee: ●

Completion date: ● 20●● (if not on or immediately prior to an Exit)

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

[  ] (A) the undersigned holder at the time of exercise of the Warrants (a) is not in the United States, (b) is not a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (c) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (d) did not execute or deliver this exercise form in the United States, and (e) delivery of the Warrant Shares will not be to an address in the United States; OR

[  ] (B) the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Warrant Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

Note: The undersigned understands that the certificate or DRS representing the Warrant Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates or DRS representing Warrant Shares will not be registered or delivered to an address in the United States unless Box B above is checked.

Note. For greater certainty, Box A may be checked by an undersigned that is a discretionary or similar account (other than an estate or trust) that is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) of Regulation S under the U.S. Securities Act, and the Warrants are held on behalf of a person that is not a U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States.

Note: If Box B is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

Please issue the Warrant Shares set out in this Exercise Notice. [I][We] agree to accept the Warrant Shares in accordance with the rights attaching to them as set out in the Company’s Constitution.

Please enter the name of the proposed allottee (as stated above) in the register of members of the Company and arrange for a Certificate for the Warrant Shares and a certificate for the balance of the Subscription Rights to be sent to the address stated above.

Signature(s)
Print name:
Address:

Notes:

Payments to the Company should be in C$ by wire transfer to the Company’s bank account, details of which will be supplied to the Holder upon request by him/it.

SCHEDULE 3

WARRANT TRANSFER FORM

TO:	VERSES AI INC.
1111 West Hastings Street, 15th Floor, Vancouver, British Columbia Canada V6E 2J3
Attn: Chief Financial Officer

FOR VALUE RECEIVED, the undersigned holder (the “Transferor”) of the Warrants represented by Warrant Certificate No. ___________ hereby sells, assigns and transfers to _______________________________ (the “Transferee”), ________________ Warrants of VERSES AI Inc (the “Company”) representing the right to purchase _______ common shares of the Company on the terms set for in such Warrant certificate registered in the name of the undersigned on the records of the Company and irrevocably appoints ________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐ (A) the transfer is being made only to the Company;

☐ (B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws, or

☐ (C) the transfer is being made to, or for the account or benefit of, a U.S. Person or a person in the United States, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state securities laws, and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

DATED this _________ day of _______________, 202_____.

__________________________________

Signature of Warrant Holder

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The Warrants will only be transferable in accordance with applicable laws.